                                                                    EXHIBIT 99.2

REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholder and Board of Directors of CONDEA Vista Company:

In our opinion, the accompanying balance sheets and the related statements of income and changes in owner's investment and of cash flows present fairly, in all material respects, the financial position of the CONDEA Vista Company Vinyls Group at June 30, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1999 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

September 29, 1999
Houston, Texas

                       CONDEA VISTA COMPANY VINYLS GROUP

                                 BALANCE SHEETS

                                                                   JUNE 30,
                                                              -------------------
                                                                1999       1998
                                                              --------   --------
                                                                 IN THOUSANDS
ASSETS

Current assets:
  Cash......................................................  $     18   $     13
  Accounts receivable.......................................    70,430     54,016
  Inventories...............................................    43,881     42,544
  Other current assets......................................       484        642
                                                              --------   --------
  Total current assets......................................   114,813     97,215
Property, plant and equipment, net..........................   223,910    237,854
Other assets................................................     1,259      1,613
                                                              --------   --------
  Total assets..............................................  $339,982   $336,682
                                                              ========   ========

LIABILITIES AND OWNER'S INVESTMENT

Current liabilities:
  Accounts payable..........................................  $ 35,185   $ 26,950
  Accrued liabilities.......................................    13,981     13,163
                                                              --------   --------
  Total current liabilities.................................    49,166     40,113
Deferred income taxes.......................................    46,356     29,496
Other liabilities and deferred credits......................     6,178     19,765
Commitments and contingencies...............................        --         --
Owner's investment..........................................   238,282    247,308
                                                              --------   --------
  Total liabilities and owner's investment..................  $339,982   $336,682
                                                              ========   ========

    The accompanying notes are an integral part of the financial statements.

                       CONDEA VISTA COMPANY VINYLS GROUP

             STATEMENTS OF INCOME AND CHANGES IN OWNER'S INVESTMENT

                                                                   YEAR ENDED JUNE 30,
                                                              ------------------------------
                                                                1999       1998       1997
                                                              --------   --------   --------
                                                                       IN THOUSANDS
Net sales...................................................  $344,907   $403,129   $394,393
Costs and expenses:
  Cost of sales.............................................   318,520    400,289    380,627
  Depreciation and amortization.............................    29,408     25,151     22,909
  Impairment of long-lived assets...........................        --         --      1,571
  Litigation................................................    (7,000)    42,100      5,000
  Selling, general and administrative.......................    26,956     30,127     26,052
                                                              --------   --------   --------
                                                               367,884    497,667    436,159
                                                              --------   --------   --------
Loss from operations........................................   (22,977)   (94,538)   (41,766)
Interest expense............................................   (10,335)   (10,196)    (8,890)
                                                              --------   --------   --------
Loss before income taxes....................................   (33,312)  (104,734)   (50,656)
Income tax benefit:
  Current...................................................   (29,685)   (48,283)   (18,100)
  Deferred..................................................    16,860      7,960     (1,403)
                                                              --------   --------   --------
                                                               (12,825)   (40,323)   (19,503)
Net loss....................................................   (20,487)   (64,411)   (31,153)
Net transfers from owner....................................    11,461     27,683     56,688
Owner's investment, beginning of period.....................   247,308    284,036    258,501
                                                              --------   --------   --------
Owner's investment, end of period...........................  $238,282   $247,308   $284,036
                                                              ========   ========   ========

    The accompanying notes are an integral part of the financial statements.

                       CONDEA VISTA COMPANY VINYLS GROUP

                            STATEMENTS OF CASH FLOWS

                                                                   YEAR ENDED JUNE 30,
                                                              ------------------------------
                                                                1999       1998       1997
                                                              --------   --------   --------
                                                                       IN THOUSANDS
Cash flows from operating activities
  Net loss..................................................  $(20,487)  $(64,411)  $(31,153)
  Adjustments to reconcile net loss to net cash provided by
    operating activities
    Depreciation and amortization...........................    29,408     25,151     22,909
    Impairment of long-lived assets.........................        --         --      1,571
    Gain on disposal of assets..............................        --     (1,106)        --
    Loss on retirement of assets............................         6         83         --
    Deferred income taxes...................................    16,860      7,960     (1,403)
    (Increase) decrease in accounts receivable..............   (16,414)    13,270    (11,007)
    (Increase) decrease in inventories......................    (1,337)     6,190     (7,254)
    Decrease in other current assets........................       158        800         21
    Increase (decrease) in accounts payable and accrued
      liabilities...........................................     9,053    (14,890)    16,949
    (Decrease) increase in other liabilities and deferred
      credits...............................................   (13,587)    14,337         --
                                                              --------   --------   --------
    Net cash provided (used) by operating activities........  $  3,660   $(12,616)  $ (9,367)
Cash flows from investing activities
  Capital expenditures......................................   (15,116)   (21,606)   (47,321)
  Proceeds from sale of assets..............................        --      6,534         --
                                                              --------   --------   --------
  Net cash used by investing activities.....................  $(15,116)  $(15,072)  $(47,321)
Cash flows from financing activities
  Net transfers from owner..................................    11,461     27,683     56,688
                                                              --------   --------   --------
  Net cash provided by financing activities.................  $ 11,461   $ 27,683   $ 56,688
Net change in cash..........................................         5         (5)        --
Cash at beginning of period.................................        13         18         18
                                                              --------   --------   --------
Cash at end of period.......................................  $     18   $     13   $     18
                                                              ========   ========   ========

    The accompanying notes are an integral part of the financial statements.

                       CONDEA VISTA COMPANY VINYLS GROUP

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION

    The financial statements, prepared in accordance with U.S. generally accepted accounting principles, include the accounts of CONDEA Vista Company's (the "Company") Vinyls chain (the "Vinyls Group"). The Vinyls Group includes the Aberdeen, Mississippi, Jeffersontown, Kentucky and Mansfield, Massachusetts polyvinyl chloride ("PVC") compound plants; the Aberdeen, Mississippi and Oklahoma City, Oklahoma PVC resin plants; the Lake Charles, Louisiana Vinyl Chloride Monomer ("VCM") plant; as well as the Vinyls Group's investment in PHH Monomers, LLC joint venture VCM facility located at the PPG Industries facility in Lake Charles, Louisiana. The Vinyls Group's financial statements have been derived from the historical books and records of the Company. Therefore, certain financial amounts have been allocated by the Company in order to present the financial results of the Vinyls Group on a stand-alone basis (See Note 9). Management believes such allocations are reasonable, however, the costs allocated to the Vinyls Group may not necessarily be indicative of the costs that would have been incurred if the Vinyls Group had operated on a stand-alone basis.

    The Company utilizes a centralized cash management function for all operations. Cash provided or used by the Vinyls Group is transferred to or from the Company resulting in reductions or additions to Owner's Investment. The net transfers are reflected as financing activities on the Statement of Cash Flows. The Vinyls Group has a permanent petty cash fund of approximately $18,000 and $13,000 at June 30, 1999 and 1998, respectively.

    On August 30, 1999 the Company executed an Asset Purchase Agreement to divest the Vinyls Group to a third party for a cash purchase price of approximately $270,000,000.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

    The Vinyls Group engages in the manufacture of PVC resins and compounds, which are sold mainly in the United States. Revenues are recognized in the period the goods are shipped.

INVENTORIES

    Inventories are stated at the lower of cost or market; cost is determined on the last-in, first-out ("LIFO") basis except for materials and supplies which are valued at average cost.

PROPERTY, PLANT AND EQUIPMENT, NET

    Property, plant and equipment, including capitalized interest, are carried at cost net of accumulated depreciation and amortization. Major additions are capitalized while repairs and maintenance costs are charged to operations as incurred. Property, plant and equipment are depreciated generally on the straight-line basis over their estimated useful lives. The estimated useful lives of assets range from three to fifteen years. Upon disposition of an asset, the accumulated depreciation is deducted from the original cost and any gain or loss is credited or charged to income.

EXCHANGES

    The Vinyls Group has entered into raw material and finished product exchange agreements with other chemical producers. These exchange transactions are not accounted for as purchases and sales since the transactions are of a non-monetary nature and involve commodity chemicals in the same line of business.

                       CONDEA VISTA COMPANY VINYLS GROUP

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

    Taxes on income are accounted for using the asset and liability method wherein deferred tax assets and liabilities are recognized for the future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities using enacted rates. The Vinyls Group is included in the Company's consolidated federal and state income tax returns. Income and deferred taxes are calculated for the Vinyls Group on a stand-alone basis.

MANAGEMENT ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

3. INVENTORIES

    The components of inventory at June 30, 1999 and 1998 are summarized as follows:

                                                              1999       1998
                                                            --------   --------
                                                              (IN THOUSANDS)
Feedstocks, intermediates and finished products under
  LIFO....................................................  $31,092    $30,688
Materials and supplies at average cost....................   12,789     11,856
                                                            -------    -------
                                                            $43,881    $42,544
                                                            =======    =======

    Replacement cost exceeds LIFO cost by approximately $3,590,000 and $2,720,000 at June 30, 1999 and 1998, respectively.

4. PROPERTY, PLANT AND EQUIPMENT

    The components of property, plant and equipment at June 30, 1999 and 1998 and their respective estimated useful lives are summarized as follows:

                                                            1999       1998
                                                          --------   --------
                                                            (IN THOUSANDS)
Machinery and equipment (10 years)......................  $364,819   $352,184
Buildings (15 years)....................................    17,704     16,714
Lab equipment (5 years).................................     2,618      2,333
Land....................................................     3,244      2,044
                                                          --------   --------
                                                           388,385    373,275
Less accumulated depreciation...........................   164,475    135,421
                                                          --------   --------
                                                          $223,910   $237,854
                                                          ========   ========

    Repairs and maintenance expense charged to operations was approximately $13,413,000, $12,455,000 and $11,166,000 for the twelve months ended June 30,
1999, 1998 and 1997, respectively.

                       CONDEA VISTA COMPANY VINYLS GROUP

4. PROPERTY, PLANT AND EQUIPMENT (CONTINUED)

    Total interest capitalized was approximately $166,000, $1,984,000 and $1,204,000 for the twelve months ended June 30, 1999, 1998 and 1997, respectively.

    In December 1997 the Company entered into a sale leaseback agreement. As a result of the agreement, the owned railcar fleet associated with the Vinyls Group was sold and the fleet is being leased back based on contractual rates and terms which vary by the type of railcar. The pre-tax gain on the sale of the Vinyls Group railcars was approximately $6,534,000 of which approximately $3,478,000 and $4,764,000 of the gain was deferred at June 30, 1999 and 1998, respectively. The balance of the deferred gain is being amortized as a direct reduction of railcar lease expense over the remaining terms of the lease agreement. Amounts related to the sale leaseback transaction are allocated by the Company based on the percentage of railcars identified as being directly associated with the Vinyls Group.

    Effective July 1, 1996, the Company adopted SFAS No. 121 which requires that long-lived assets held and used by an entity be reviewed for impairment, whenever events or changes indicate that the net book value of the asset may not be recoverable. An impairment loss is recognized if the sum of expected future cash flows from the use of the asset is less than the book value of the asset.

    Under SFAS No. 121, the Company evaluates its properties on a location-by-location basis. Based on estimated future cash flows, the Company adjusted the net book values of long-lived assets to their estimated fair value in fiscal year 1997. As a result, the Vinyls Group recognized a noncash, pretax charge to earnings of approximately $1,571,000.

5. ACCRUED LIABILITIES

    The components of accrued liabilities at June 30, 1999 and 1998 are summarized as follows:

                                                              1999       1998
                                                            --------   --------
                                                              (IN THOUSANDS)
Accrued customer rebates..................................  $ 5,567    $ 5,617
Property tax..............................................    1,051      1,036
Freight...................................................    2,346      1,592
Employee related liabilities other than retirement
  benefits................................................    3,033      2,800
Other.....................................................    1,984      2,118
                                                            -------    -------
                                                            $13,981    $13,163
                                                            =======    =======

6. INCOME TAXES

    An analysis of the Vinyls Group effective income tax rate for the twelve months ended June 30, 1999, 1998 and 1997 is as follows:

Income tax benefit:
  Federal statutory rate....................................    35.0%
  State income tax net of federal benefit...................     3.5
                                                                ----
                                                                38.5%
                                                                ====

                       CONDEA VISTA COMPANY VINYLS GROUP

6. INCOME TAXES (CONTINUED)

    The deferred income tax assets and liabilities recorded on the balance sheet at June 30, 1999 and 1998 are as follows:

                                                              1999       1998
                                                            --------   --------
                                                              (IN THOUSANDS)
TEMPORARY DIFFERENCES
Assets:
  Accrued liabilities.....................................  $ 1,483    $ 6,514
                                                            -------    -------
Liabilities:
  Depreciation............................................  $47,839    $36,010
                                                            -------    -------
Net deferred liability....................................  $46,356    $29,496
                                                            =======    =======

7. COMMITMENTS AND CONTINGENCIES

LEASE OBLIGATIONS

    The Vinyls Group leases plant and office equipment, storage/transfer facilities, land and railcars under long-term and short-term operating leases. Total rental expense was approximately $8,162,000, $7,736,000 and $5,532,000 for the twelve months ended June 30, 1999, 1998 and 1997, respectively.

    Future minimum lease commitments for noncancelable operating leases at June 30, 1999 are as follows:

FISCAL YEAR                                                       TOTAL
-----------                                                   --------------
                                                              (IN THOUSANDS)
2000........................................................     $10,211
2001........................................................       7,890
2002........................................................       6,192
2003........................................................       5,036
2004........................................................       3,177
2005 and thereafter.........................................      20,352
                                                                 -------
Total.......................................................     $52,858
                                                                 =======

PURCHASE COMMITMENTS

    The Vinyls Group has various purchase commitments for materials, supplies and services incident to the ordinary conduct of business. Such commitments are not at prices in excess of current market. The major raw materials consumed in the manufacture of PVC are produced by the Vinyls Group, purchased from the Company and purchased from third party manufacturers. Ethylene and alcohol is purchased from the Company and chlorine is purchased from third party manufacturers.

LEGAL PROCEEDINGS

    The Company currently has numerous separate pending cases which originated as a result of a 1994 rupture of the Conoco Ethylene Dichloride (EDC) pipeline connecting Conoco's dock to the Vinyls Group's VCM plant. Plaintiffs are seeking compensatory and punitive damages as a result of

                       CONDEA VISTA COMPANY VINYLS GROUP

7. COMMITMENTS AND CONTINGENCIES (CONTINUED)

alleged exposure to EDC while employed for contractors hired by Conoco to clean up the EDC. On October 13, 1997, a jury in the 14(th) Judicial District Court, Calcasieu Parish, Louisiana, returned a verdict against the Company in lawsuits brought by two of Conoco's contractor's employees who were not working on the cleanup. The Company appealed the verdict and, along with Conoco, settled with the plaintiffs for an undisclosed amount. The Company does not believe that the rulings related to the two above cases adversely affects the majority of the other cases. The remaining EDC pipeline cases relate to workers specifically hired by Conoco to clean up the spill. The Company has not completed discovery on these suits.

    Also, the Company has filed a suit against Conoco for indemnification for the pending and future cases related to the above EDC pipeline cleanup, as well as declaratory judgement that the Company is not responsible for the costs of the EDC pipeline spill. Conoco has since filed a counter suit against the Company. Conoco has also filed suit against the Company seeking recovery of cleanup costs incurred by Conoco related to the rupture of the EDC pipeline. Pursuant to the contract between the Company and Conoco, Conoco was responsible for operation and maintenance of the pipeline and all liabilities resulting therefrom.

    In 1998, the Company settled a class action suit styled SALLY COMEAUX ET AL.
V. VISTA CHEMICAL COMPANY ET AL. ("COMEAUX). This class action was brought by the residents of Mossville, Louisiana, a community adjacent to the Vinyls' Group VCM Plant, alleging groundwater contamination caused by EDC. As a result of the settlement, the litigation accrual was adjusted resulting in a credit to earnings of $7,000,000 for the twelve months ended June 30, 1999. Five plaintiffs have opted out of the original settlement and are pursuing individual claims for unspecified damages. The Company is currently in the discovery phase of the five suits.

    Conoco/DuPont filed suit against the Company alleging bad faith in its dealings in the COMEAUX litigation discussed above. Conoco/DuPont are seeking reimbursement of the settlement amount they paid to the COMEAUX plaintiffs plus additional unspecified damages. Since the basis of the COMEAUX class action is EDC groundwater contamination, which primarily occurred prior to the Company's formation in 1984, Conoco/DuPont retained liability for this contamination pursuant to an agreement between the parties.

    In addition to the above claims, the Company is a named defendant in numerous other lawsuits and named parties in governmental proceedings arising in the ordinary course of business. The Company does not believe that the Vinyls Group will incur any additional material litigation liability related to any of the above claims. Additionally, pursuant to the Asset Purchase Agreement, the Company has indemnified the third party purchaser of the Vinyls Group for any liabilities and obligations relating to any litigation, action, suit, claim, investigation or proceeding against the Vinyls Group pending on the closing date of the sale.

8. EMPLOYEE BENEFIT PLANS

    The Vinyls Group participates in benefit plans in which assets and liabilities are controlled by the Company and are the responsibility of the Company. The benefit plan assets and liabilities associated with the Vinyls Group's employees are reflected on the Company's balance sheet and are not included in the balance sheet presentation of the Vinyls Group. However, the expenses associated with personnel identified as Vinyls Group's employees are included in cost of sales in the accompanying Statement

                       CONDEA VISTA COMPANY VINYLS GROUP

8. EMPLOYEE BENEFIT PLANS (CONTINUED)

of Income and Changes in Owner's Investment and amounted to approximately $6,331,000, $5,022,000 and $5,108,000 for the twelve months ended June 30, 1999,
1998 and 1997, respectively.

9. RELATED PARTY TRANSACTIONS

    The Vinyls Group purchases ethylene and alcohol from the Company at prices that approximate market. The costs of these raw materials for the twelve months ended June 30, 1999, 1998 and 1997 are summarized as follows:

                                                   1999       1998       1997
                                                 --------   --------   --------
                                                         (IN THOUSANDS)
Alcohol........................................  $  6,904   $ 6,039    $  5,415
Ethylene.......................................   103,735    92,559      96,899
                                                 --------   -------    --------
                                                 $110,639   $98,598    $102,314
                                                 ========   =======    ========

    The Vinyls Group has been charged for financial and operational support services provided by the Company. Marketing, business management, customer service/logistics and other support service costs are allocated based on budgeted manhours, services and other costs incurred on behalf of the Vinyls Group. These costs comprise the selling, general and administrative expenses in the Statement of Income and Changes in Owner's Investment for twelve months ended June 30, 1999, 1998 and 1997.

    For the purpose of providing stand-alone financial statements for the Vinyls Group, interest expense has been calculated on a basis derived from the June 30, 1997 ratio of gross fixed assets applied to the outstanding debt of the Company and additions to the basis are based on accumulated net additions to Owner's Investment for the twelve months ended June 30, 1999 and 1998. Rates are based on effective interest rates associated with the Company's long-term debt which were 6.0%, 6.1% and 6.1% for the fiscal years ended June 30, 1999, 1998 and 1997, respectively.

10. GEOGRAPHIC INFORMATION

    Export sales for the twelve months ended June 30, 1999, 1998 and 1997 were $38.6 million, $80.2 million, and $52.4 million, respectively. All long-lived assets of the Vinyls Group are located in the United States.

                       CONDEA VISTA COMPANY VINYLS GROUP

                            CONDENSED BALANCE SHEETS

                                                              SEPTEMBER 30,   JUNE 30,
                                                                  1999          1999
                                                              -------------   --------
                                                               (UNAUDITED)
                                                                   (IN THOUSANDS)
ASSETS

Current assets:
  Cash......................................................    $     15      $     18
  Accounts receivable.......................................      74,037        70,430
  Inventories...............................................      41,544        43,881
  Other current assets......................................         888           484
                                                                --------      --------

  Total current assets......................................     116,484       114,813

Property, plant and equipment, net..........................     218,400       223,910
Other assets................................................       1,173         1,259
                                                                --------      --------

  Total assets..............................................    $336,057      $339,982
                                                                ========      ========

LIABILITIES AND OWNER'S INVESTMENT

Current liabilities:
  Accounts payable..........................................    $ 34,289      $ 35,185
  Accrued liabilities.......................................      15,133        13,981
                                                                --------      --------

  Total current liabilities.................................      49,422        49,166

Deferred income taxes.......................................      48,285        46,356
Other liabilities and deferred credits......................       5,875         6,178
Commitments and contingencies...............................          --            --
Owner's investment..........................................     232,475       238,282
                                                                --------      --------

  Total liabilities and owner's investment..................    $336,057      $339,982
                                                                ========      ========

    The accompanying notes are an integral part of the financial statements.

                       CONDEA VISTA COMPANY VINYLS GROUP

  CONDENSED STATEMENTS OF INCOME AND CHANGES IN OWNER'S INVESTMENT (UNAUDITED)

                                                              FOR THE THREE MONTHS
                                                               ENDED SEPTEMBER 30,
                                                              ---------------------
                                                                1999        1998
                                                              ---------   ---------
                                                                 (IN THOUSANDS)
Net sales...................................................  $111,958    $ 82,546
Costs and expenses:
  Cost of sales.............................................    98,669      80,065
  Depreciation and amortization.............................     7,304       7,151
  Selling, general and administrative.......................     6,114       7,876
                                                              --------    --------
                                                               112,087      95,092
                                                              --------    --------
Loss from operations........................................      (129)    (12,546)
Interest expense............................................    (2,498)     (2,515)
                                                              --------    --------
Loss before income taxes....................................    (2,627)    (15,061)
Income tax benefit:
  Current...................................................    (2,940)    (10,038)
  Deferred..................................................     1,929       4,240
                                                              --------    --------
                                                                (1,011)     (5,798)
Net loss....................................................    (1,616)     (9,263)
Net transfers (to) from owner...............................    (4,191)        953
Owner's investment, beginning of period.....................   238,282     247,308
                                                              --------    --------
Owner's investment, end of period...........................  $232,475    $238,998
                                                              ========    ========

    The accompanying notes are an integral part of the financial statements.

                       CONDEA VISTA COMPANY VINYLS GROUP

                       CONDENSED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                FOR THE THREE MONTHS
                                                                 ENDED SEPTEMBER 30,
                                                              -------------------------
                                                                1999             1998
                                                              --------         --------
                                                                   (IN THOUSANDS)
Cash flows from operating activities
  Net loss..................................................  $(1,616)         $(9,263)
  Adjustments to reconcile net loss to net cash provided by
    operating activities
    Depreciation and amortization...........................    7,304            7,151
    Deferred income taxes...................................    1,929            4,240
    (Increase) decrease in accounts receivable..............   (3,607)           1,551
    Decrease in inventories.................................    2,337            3,482
    Increase in other current assets........................     (404)            (151)
    Increase (decrease) in accounts payable and accrued
      liabilities...........................................      256           (3,338)
    Decrease in other liabilities and deferred credits......     (303)            (772)
                                                              -------          -------
  Net cash provided by operating activities.................  $ 5,896          $ 2,900
Cash flows from investing activities
  Capital expenditures......................................   (1,708)          (3,850)
                                                              -------          -------
  Net cash used by investing activities.....................  $(1,708)         $(3,850)
Cash flows from financing activities
  Net transfers (to) from owners............................   (4,191)             953
                                                              -------          -------
  Net cash (used) provided by financing activities..........  $(4,191)         $   953
Net change in cash..........................................       (3)               3
Cash at beginning of period.................................       18               13
                                                              -------          -------
Cash at end of period.......................................  $    15          $    16
                                                              =======          =======

    The accompanying notes are an integral part of the financial statements.

'

                       CONDEA VISTA COMPANY VINYLS GROUP

                    NOTES TO CONDENSED FINANCIAL STATEMENTS

                                  (UNAUDITED)

1. BASIS OF PREPARATION

    The financial statements for Condea Vista Company's (the "Company") Vinyls chain (the "Vinyls Group") with respect to the interim three month period ended September 30, 1999 and 1998 are unaudited. The financial statements have been prepared in accordance with U.S. generally accepted accounting principles and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. The Vinyls Group's financial statements have been derived from the historical books and records of the Company. Therefore, certain financial amounts have been allocated by the Company in order to present the financial results of the Vinyls Group on a stand-alone basis. Management believes such allocations are reasonable, however, the costs allocated to the Vinyls Group may not necessarily be indicative of the costs that would have been incurred if the Vinyls Group had operated on a stand-alone basis. In addition, it is the opinion of management that all adjustments, consisting only of normal, recurring adjustments considered for fair presentation, have been included. For further information, refer to the Condea Vista Company Vinyls Group financial statements and the accompanying notes for June 30, 1999 and 1998 and for each of the three years in the period ended June 30, 1999.

2. ORGANIZATION

    On August 30, 1999 the Company executed an Asset Purchase Agreement to divest the Vinyls Group to a third party for a cash purchase price of approximately $270,000,000.

3. INVENTORIES

    The components of inventory at September 30, 1999 and June 30, 1999 are summarized as follows:

                                                           SEPTEMBER     JUNE
                                                           ---------   --------
                                                              (IN THOUSANDS)
Feedstocks, intermediates and finished products under
  LIFO...................................................   $28,066    $31,092
Materials and supplies at average cost...................    13,478     12,789
                                                            -------    -------
                                                            $41,544    $43,881
                                                            =======    =======

4. CONTINGENCIES

LEGAL PROCEEDINGS

    The Company currently has numerous separate pending cases which originated as a result of a 1994 rupture of the Conoco Ethylene Dichloride (EDC) pipeline connecting Conoco's dock to the Vinyls Group's VCM plant. Plaintiffs are seeking compensatory and punitive damages as a result of alleged exposure to EDC while employed for contractors hired by Conoco to clean up the EDC. On October 13, 1997, a jury in the 14(th) Judicial District Court, Calcasieu Parish, Louisiana, returned a verdict against the Company in lawsuits brought by two of Conoco's contractors' employees who were not working on the cleanup. The Company appealed the verdict and, along with Conoco, settled with the plaintiffs for an undisclosed amount. The Company does not believe that the rulings relate to the two above cases adversely affects the majority of the other cases. The remaining EDC pipeline cases relate to workers specifically hired by Conoco to clean up the spill. The Company has not completed discovery on these suits.

                       CONDEA VISTA COMPANY VINYLS GROUP

                                  (UNAUDITED)

4. CONTINGENCIES (CONTINUED)

    Also, the Company has filed a suit against Conoco for indemnification for the pending and future cases related to the above EDC pipeline cleanup, as well as declaratory judgement that the Company is not responsible for the costs of the EDC pipeline spill. Conoco has since filed a counter suit against the Company. Conoco has also filed suit against the Company seeking recovery of cleanup costs incurred by Conoco related to the rupture of the EDC pipeline. Pursuant to the contract between the Company and Conoco, Conoco was responsible for operation and maintenance of the pipeline and all liabilities resulting therefrom.

    In 1998, the Company settled a class action suit styled SALLY COMEAUX ET AL.
V. VISTA CHEMICAL COMPANY ET AL. ("COMEAUX"). This class action was brought by the residents of Mossville, Louisiana, a community adjacent to the Vinyls Group's VCM plant, alleging groundwater contamination caused by EDC. As a result of the settlement, the litigation accrual was adjusted resulting in a credit to earnings of $7,000,000 for the twelve months ended June 30, 1999. Five plaintiffs have opted out of the original settlement and are pursuing individual claims for unspecified damages. The Company is currently in the discovery phase of the five suits.

    Conoco/DuPont filed suit against the Company alleging bad faith in its dealings in the COMEAUX litigation discussed above. Conoco/DuPont are seeking reimbursement of the settlement amount they paid to the COMEAUX plaintiffs plus additional unspecified damages. Since the basis of the COMEAUX class action is EDC groundwater contamination, which primarily occurred prior to the Company's formation in 1984, Conoco/DuPont retained liability for this contamination pursuant to an agreement between the parties.

    In addition to the above claims, the Company is a named defendant in numerous other lawsuits and named parties in governmental proceedings arising in the ordinary course of business. The Company does not believe that the Vinyls Group will incur any additional material litigation liability related to any of the above claims. Additionally, pursuant to the Asset Purchase Agreement, the Company has indemnified the third party purchaser of the Vinyls Group for any liabilities and obligations relating to any litigation action, suit, claim, investigation or proceeding against the Vinyls Group pending on the closing date of the sale.

5. RELATED PARTY TRANSACTIONS

    The Vinyls Group purchases ethylene and alcohol from the Company at prices that approximate market. The costs of these raw materials for the three months ended September 30, 1999 and 1998 are summarized as follows:

                                                              1999       1998
                                                            --------   --------
                                                                (THOUSANDS)
Alcohol...................................................  $ 1,806    $ 1,650
Ethylene..................................................   33,024     20,834
                                                            -------    -------
                                                            $34,830    $22,484
                                                            =======    =======